Exhibit 10.24

BASIC LEASE INFORMATION

INDUSTRIAL NET

LEASE DATE:	April 23, 2014

TENANT:	PROTEINSIMPLE, a Delaware corporation

TENANT’S NOTICE ADDRESS PRIOR TO COMMENCEMENT DATE:	3040 Oakmead Village Drive Santa Clara, California, 95051 Attn: Jason Novi, VP Operations & CFO

TENANT’S NOTICE ADDRESS ON AND AFTER COMMENCEMENT DATE:	The Premises

LANDLORD:	CREFII-RCI ORCHARD, LLC, a Delaware limited liability company

LANDLORD’S NOTICE ADDRESS:	c/o Ridge Capital Investors, LLC 155 Montgomery Street, Suite 1103 San Francisco, California 94104 Attention: Trevor Wilson Managing Director

LANDLORD’S REMITTANCE ADDRESS:	Cushman & Wakefield LA P.O. Box 45258-Ext 153 San Francisco, CA 94145-0258

BUILDING DESCRIPTION:	The building located at 3001 Orchard Parkway, San Jose, California.

PREMISES:	Approximately 97,957 rentable square feet comprising the entire Building.

PERMITTED USE:	General office use, manufacturing light assembly and research and development administration, sales and other legally permitted ancillary uses as well as warehousing of products for protein research.

PARKING:	3.7 unreserved spaces per 1,000 rentable square feet of the Premises

SCHEDULED COMMENCEMENT DATE:	September 15, 2014

SCHEDULED LENGTH OF TERM:	One hundred eight (108) full calendar months.

SCHEDULED EXPIRATION DATE:	September 30, 2023

BASE RENT:	$178,281.74 per month (subject to adjustment as provided in Section 39.A. hereof)

ESTIMATED FIRST YEAR OPERATING EXPENSES:	$32,325.81 per month, subject to adjustment pursuant to Section 7 hereof.

SECURITY DEPOSIT:	None as of the date hereof.

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TENANT’S PROPORTIONATE SHARE:	100% of the Building

TENANT’S BROKER:	Jones Lang LaSalle

LANDLORD’S BROKER:	CBRE

GUARANTOR(S):	There are no guarantors as of the date hereof.

LETTER OF CREDIT:	$2,000,000.00, subject to Section 39.8 hereof.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease section pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD:		TENANT:

CREFII-RCI ORCHARD LLC,		PROTEINSIMPLE,
a Delaware limited liability company		a Delaware corporation

By:	RCI Orchard, LLC, a Delaware limited liability company,	By:
	its Manager	Name:
Its:

By:
Name: Trevor C. Wilson
Its: Manager

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Exhibits:

Exhibit A	Rules and Regulations

Exhibit B	Outline and Location of Premises

Exhibit C	Work Letter

Exhibit D	Hazardous Materials Questionnaire

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LEASE

THIS LEASE (the “Lease”) is made as of the date set forth in the Basic Lease Information by and between CREFII-RCI ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and PROTEINSIMPLE, a Delaware corporation (“Tenant”).

1. PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined on Exhibit B and described in the Basic Lease Information. The Premises shall be all of a building (the “Building”). The Building, together with the land upon which they are located and any other buildings and improvements thereon are herein collectively referred to as the “Project”. As used in this Lease, “Exterior Areas” are all areas and facilities, including parking facilities located outside the Premises and within the boundary lines of the Project that are designated by Landlord from time to time for the exclusive use of Tenant during the Term. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Exterior Areas.

2. POSSESSION AND LEASE COMMENCEMENT

A. The term commencement date for this Lease (“Commencement Date”) shall be the date that the improvements to be constructed or performed in the Premises by Landlord in accordance with the terms of Exhibit C hereto (“Tenant Improvements”) shall have been Substantially Complete (defined below) in accordance with Exhibit C attached hereto. The Tenant Improvements shall be deemed to be “Substantially Complete” on the date that all Tenant Improvements has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. Landlord shall cause the Tenant Improvements to be constructed in a good and workmanlike matter in accordance with the terms of Exhibit C hereto. If the Substantial Completion of the Tenant Improvements by the Scheduled Commencement Date set forth in the Basic Lease Information is delayed as a result of the acts or omissions of Tenant, any Tenant Parties (defined in Section 4.A.) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a “Tenant Delay”), the Tenant Improvements shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Tenant Improvements absent any Tenant Delay. Landlord shall use reasonable efforts to notify Tenant in writing of any circumstances of which Landlord is aware that have caused or may cause a Tenant Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Tenant Delay. Subject to Landlord’s obligation to perform Tenant Improvements, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Commencement Date specified in the Basic Lease Information, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Commencement Date; provided that Tenant shall not be liable for any Rent for any period prior to the Commencement Date except as otherwise provided herein. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a commencement date memorandum in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the actual Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Commencement Date.

B. If the Commencement Date has not occurred on or before September 15, 2014 (the “Outside Completion Date”), Tenant shall be entitled to an abatement of Base Rent following the expiration of the Abatement Period (as defined in Section 39.A) of $5,942.72 for every day in the period beginning on the Outside Completion Date and ending on the Commencement Date. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Outside Completion Date shall be postponed by the number of days the such date is delayed due to any delays in obtaining permits or other governmental approvals, strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord. Prior to the actual Commencement Date, Tenant shall have early access to the Premises pursuant to the terms of Section 7 of the Work Letter.

3. TERM

The term of this Lease (the “Term”) shall commence on the Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein (the “Expiration Date”). If the Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Commencement Date.

4. USE

A. General. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (individually, a “Tenant Party” and collectively, “Tenant Parties”) in such a manner that Tenant and Tenant Parties cumulatively do not exceed the parking ratio specified in the Basic Lease Information at any time. So long as Tenant is occupying the Premises, Tenant and Tenant Parties shall have the right to use, the parking areas, driveways and other Exterior Areas of the Project, subject to the terms of this Lease and such reasonable rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the Exterior Areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may reasonably determine to provide from time to time. In the exercise of the above rights, and except in emergency situations as determined by Landlord, Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business and with Tenant’s reasonable access to the Premises and Landlord shall not voluntarily reconfigure the Exterior Areas in a manner that materially reduces the number of parking spaces allocated to Tenant hereunder. Tenant shall have access to the Building for Tenant and its employees twenty four (24) hours per day/seven (7) days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

B. Limitations. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of adjacent properties. Storage in the Exterior Areas of materials, vehicles or any other items other than in the areas reasonably designated by Landlord for such storage is prohibited. Tenant shall not use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

C. Compliance with Regulations. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant’s use of the Exterior Areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively “Regulations”). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord and the Landlord Parties (as defined in Section 8.C. below) harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary set forth herein, Landlord, at its sole cost and expense (except to the extent properly included in Operating Expenses) shall be responsible for correcting any violations of applicable Regulations in effect (and as interpreted and enforced) as of the date of this Lease with respect to the Premises to the extent that (a) the correction of any such violation is necessary for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause correct any such violation would impose liability upon Tenant under any Regulation; provided that Landlord’s obligation with respect to the Exterior Areas, shall not include the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems, unless such improvement is required on a Building-wide basis by applicable Regulation and without reference to the specific nature of Tenant’s use of and business in the Premises, any Alterations performed by or on behalf of Tenant (other than the Tenant Improvements) or the presence of one or more persons with a particular disability at the Premises. Landlord shall have the right to contest any alleged violations of Regulation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulation and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulation. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations of Regulations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, Tenant’s specific use of or business at the Premises, the acts or omissions of Tenant, its agents, employees or contractors, the presence of one or more persons with a particular disability at the Premises, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs or Alterations performed by or on behalf of Tenant (other than the Tenant Improvements), any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with applicable Regulation, and any changes in Regulation after the date of this Lease that are applicable to the Premises. Nothing herein shall require Tenant, with respect to the Project or the Premises, to comply with Regulations which require structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the Tenant’s specific use of or business at the Premises, the negligent acts or omissions of Tenant or any Tenant Party, or any Alterations performed by or on behalf of Tenant.

5. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time reasonably prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Project. Tenant shall cause the Tenant Parties to comply with such rules and regulations.

6. RENT

A. Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information and Section 39A, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term for which Base Rent is payable in accordance with Section 39.A and the first installment of Tenant’s Proportionate Share of Operating Expenses (as defined in Section 7.A below) shall be paid by Tenant upon Tenant’s execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term “Base Rent” shall mean the Base Rent specified in the Basic Lease Information and Section 39.A as it may be so adjusted from time to time.

B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Section 7 of this Lease, charges to be paid by Tenant under Section 15, the interest and late charge described in Sections 26. D. and E., and any monies spent by Landlord pursuant to Section 30, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

7. OPERATING EXPENSES

A. Operating Expenses. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant’s Proportionate Share, as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant’s Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if physical changes are made to the Premises or the Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant’s Proportionate Share of the Project to reflect the change. Landlord’s determination of Tenant’s Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

(1) Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

(2) Insurance. All insurance premiums and costs, including, but not limited to, any commercially reasonable deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Section 8.A. herein; provided, however, that for purposes hereof the following amounts shall be deemed commercially reasonable: (i) earthquake and flood insurance deductibles up to $100,000 per occurrence, and (ii) any other insurance deductibles up to $25,000 per occurrence.

(3) Maintenance.

(a) Repairs, replacements, and general maintenance of and for the Premises and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Premises or Project, which determination shall be at Landlord’s discretion, except for: those items to the extent paid for by the proceeds of insurance.

(b) Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Premises that in Landlord’s discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Premises or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over the useful life of such improvements as Landlord shall reasonably determine in accordance with generally accepted accounting principles, together with interest on the unamortized balance at ten percent (10%) per annum, but in no event more than the maximum rate permitted by law.

(c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Premises or Project.

(d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Premises or Project, including without limitation salaries, wages and benefits, management fees and management office rent. However, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts), for comparable third party management companies offering comparable management services in office buildings similar to the Building in class, size, age and location.

(e) The cost of supplying any services and utilities which benefit all or a portion of the Premises or Project to the extent not addressed in Section 15 hereof.

(f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

Operating Expenses shall not include the following:

(a) Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

(b) Any expenses for which Landlord has received actual reimbursement (other than through Operating Expenses).

(c) Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

(d) Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

(e) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(f) Fines or penalties incurred as a result of violation by Landlord of any applicable Regulations.

(g) Depreciation; principal and interest payments of mortgage and other non-operating debts of Landlord (except for any interest expressly included in Operating Expenses pursuant to Section 7(A)(3) above).

(h) Executive salaries and other compensation for personnel above the level of building manager (as such title is commonly understood in the property management industry).

(i) All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building or Project) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses.

(j) The cost (including any amortization thereof) of any capital improvements or capital assets

(k) Costs incurred by Landlord for trustee’s fees, partnership and corporate organizational expenses and legal and accounting fees to the extent relating to Landlord’s general corporate overhead and general administrative expenses.

(l) Advertising and promotional expenditures.

(m) Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building or Project that is not related to the acts or omissions of Tenant or any Tenant Party, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is minor and related to routine general repair and maintenance of the Building or Project.

(n) Ground lease rental.

(o) The initial construction cost of the Building.

(p) Legal fees, brokerage commissions, recording costs or other similar costs and fees incurred in connection with the financing, mortgaging or hypothecating any of the Landlord’s interest in the Building or Project.

(q) The cost (including any amortization thereof) of any capital improvements or capital assets (except to the extent expressly included in Operating Expenses pursuant to Section 7.A(3) above).

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises or Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. Payment of Estimated Operating Expenses. “Estimated Operating Expenses” for any particular year shall mean Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. Computation of Operating Expense Adjustment. “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of thirty (30) days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Section 7.A or 7.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of Operating Expenses. However, if Landlord fails to furnish Tenant a statement of the actual Operating Expenses for a given calendar year within eighteen (18) months after the end of said calendar year and such failure continues for an additional thirty (30) days after Landlord’s receipt of a written request from Tenant that such statement of the actual Operating Expenses be furnished, Landlord shall be deemed to have waived any rights to recover any underpayment of Operating Expenses from Tenant applicable to said calendar year (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Operating Expenses), and Tenant shall be deemed to have waived any credit regarding overpayment of Operating Expenses by Tenant; provided that such eighteen (18) month time limit shall not apply to supplemental bills for any real property taxes or assessments. Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver the statement of actual costs in any manner limit or otherwise prejudice Landlord’s right to modify such statement of actual costs after such time period if new, additional or different information relating to such statement of actual costs is discovered or otherwise determined and such new, additional or different information was not the result of Landlord’s bad faith.

D. Net Lease. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Section 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Premises and/or Project, except as otherwise expressly provided in this Lease.

E. Tenant Audit. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Section 7.B. or 7.C. above, Tenant shall have the right, not later than sixty (60) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. In no event shall such certified public accountants be paid on a contingency fee basis. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If Tenant shall not request an audit in accordance with the provisions of this Section 7.E. within sixty (60) days after receipt of Landlord’s statement provided pursuant to Section 7.B. or 7.C., such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity other than Tenant’s auditors, accountants and attorneys (provided that any such disclosure to such parties shall be made on a confidential and need-to-know basis and Tenant shall require that each such parties keep the information strictly confidential) without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole but good faith discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Section 7.E. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due. Notwithstanding the foregoing, if Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant in an amount not to exceed $5,000.00.

8. INSURANCE AND INDEMNIFICATION

A. Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit and under the control of Landlord. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage and liability insurance, and may also obtain earthquake, pollution and/or flood insurance, and loss of rents coverage, in each case in commercially reasonable amounts selected from time to time by Landlord or such amount as may be required by Landlord’s lender with respect to the Project. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any Alterations (as defined in Section 12.A below) within the Premises.

B. Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

(1) Property and Business Interruption Insurance. Insurance on all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (collectively, “Tenant’s Property”) and all Alterations made by or for Tenant to the Premises, on an “All Risk” basis, insuring such property for the full replacement value of such property, and business interruption and extra expense insurance with a limit of liability representing loss of at least twelve (12) months of income and continuing expense. Landlord and the Landlord Parties shall be named as Loss Payee on coverage as their interests may appear.

(2) Liability Insurance. Commercial General Liability insurance covering bodily injury (including death) and property damage liability occurring in or about the Premises or arising out of the use and occupancy of any part of the Premises or the Project, or any areas adjacent thereto, the business operated by Tenant or by any other occupant of the Premises and broad form contractual liability. Such insurance shall include liquor liability (if alcoholic beverages are used at any time at the Premises or Project by Tenant or any Tenant Party), products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage. Such coverage shall have a minimum limit of liability of at least $3,000,000 each occurrence for bodily injury and property damage, $3,000,000 each occurrence for personal and advertising injury liability, $5,000,000 annual general aggregate, $1,000,000 products and completed operations annual aggregate and $100,000 fire damage (damage to rented premises annual aggregate). All such policies shall be endorsed to add Landlord, the Landlord Parties, and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord. All such insurance shall provide for the severability of interests of insureds, and shall be written on an “occurrence” basis.

(3) Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation Insurance as required by any Regulation, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

(4) Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

(5) Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, and (ii) a lien and completion bond or other security in form and amount (and issued by an issuer) satisfactory to Landlord.

(6) General Insurance Requirements. All coverages described in this Section 8.B shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms and ten (10) days prior notice of nonpayment of premium; and (ii) waive all rights of subrogation by the insurance carrier against Landlord and the Landlord Parties. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Section 8.B is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A-VIII or better in “Best’s Insurance Guide” and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Ten Thousand Dollars ($10,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate (ACORD form or its equivalent as approved by Landlord) evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof (with interest thereon at the Applicable Interest Rate, as defined in Section 26.E.) shall be paid to Landlord as Additional Rent.

C. Indemnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord, and each of Landlord’s respective directors, shareholders, partners, lenders, members, managers, property managers, affiliates, and employees (collectively, the “Landlord Parties”) harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Building or Project by Tenant or any Tenant Parties, or from activities or failures to act of Tenant or any Tenant Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or any Tenant Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord or any of its agents or employees. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord and the Landlord Parties for any injury to or death of or damage to any person or property or business loss in or about the Premises, Building or Project by or from any cause whatsoever and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or Project, or caused by gas, fire, oil or electricity in, on or about the Premises or Project, acts of God or of third parties, or any matter outside of the reasonable control of Landlord. Notwithstanding the foregoing, except as expressly provided in this Lease to the contrary, Tenant does not release and shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business as provided in Section 20) to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord or any of its agents or employee. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

9. WAIVER OF SUBROGATION

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Alterations, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

10. LANDLORD’S REPAIRS AND MAINTENANCE

Subject to the provisions of Section 4 (Use), Section 11 (Tenant’s Obligations), Section 23 (Condemnation) and Section 24 (Casualty Damage), Landlord shall maintain at its cost, subject to inclusion in Operating Expenses to the extent provided in Section 7 (a) structural elements of the Building; (b) the base Building mechanical, electrical, plumbing and fire/life safety systems serving the Building in general; (c) the Exterior Areas including the parking lots, driveways, walkways and landscaped areas; (d) the roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building, if any. Any damage caused by or repairs necessitated by any negligence or act of Tenant or any Tenant Party may be repaired by Landlord at Landlord’s option and Tenant’s expense. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or the Exterior Areas or to fixtures, appurtenances or equipment in the Building or the Exterior Areas, except as provided in Section 24. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations now or hereinafter in effect.

11. TENANT’S REPAIRS AND MAINTENANCE

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair and shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under Section 10, and shall keep the Premises, including without limitation, all glass, windows, doors, door locks, and signs in or about the Premises, in good condition and repair, reasonable wear and tear excepted. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs.

12. ALTERATIONS

A. Except in the case of Cosmetic Alterations (defined below), Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; and (b) are, in Landlord’s commercially reasonable opinion, compatible with the Building and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act). Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Section 27 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Section 12. Tenant shall reimburse Landlord for all costs which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord for any out-of-pocket construction management fees incurred by Landlord in an amount not to exceed two and one-half percent (2.5%) of the cost of the Alterations (provided that no construction management fee shall be payable with respect to a Cosmetic Alteration, as defined below), which amounts shall constitute Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that subject to Section 12.C below, Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any Alteration that satisfies all of the following criteria (each, a “Cosmetic Alteration”): (i) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (ii) is not visible from the exterior of the Building; (iii) will not affect the mechanical, plumbing, electrical, HVAC or life-safety systems or structure of the Building; (iv) costs less than $100,000 in the aggregate during any twelve (12) month period of the Term of this Lease; and (v) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Section 12.

B. In compliance with Section 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

C. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains a statement stating substantially the following: “Pursuant to Section 12.C of the Lease, if Landlord consents to the subject alteration, Landlord shall notify Tenant in writing whether or not Landlord will require such Alteration to be removed at the expiration or earlier termination of the Lease.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice complies with the foregoing requirement and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations. However, notwithstanding the foregoing, if Tenant’s first written complies with the terms of this Section and if Landlord fails to notify Tenant within ten (10) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject Alteration at the expiration or earlier termination of this Lease, Tenant may, within five (5) business days following the expiration of the ten (10) day period described above, provide to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating substantially the following in large, bold and capped font: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF SECTION 12.C OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE”. If (i)

Tenant’s Second Notice complies with the terms of this Section, and (b) Landlord fails to notify Tenant within ten (10) days of Landlord’s receipt of such Second Notice, it shall be assumed that Landlord shall not require the removal of the subject Alteration at the expiration or earlier termination of this Lease other than any data and telecommunications cabling which shall be removed by Tenant in all events in accordance with this Lease. Tenant shall have no obligation to remove any of the Tenant Improvements described on the Space Plans attached as Schedule 1 to Exhibit C hereto as of the date of this Lease, provided however, that Tenant shall be required to remove all data and telecommunications cabling installed by or on behalf of Tenant and the Generator and Tank (as defined in Section 39.G), which work shall be performed in accordance with this Section 12.

13. SIGNS

Except as provided in Section 39 below, Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval which approval shall not be unreasonably withheld, conditioned or delayed as to any signs that are not visible from the exterior of the Building or required by Regulations; provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements reasonably imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

14. INSPECTION/POSTING NOTICES

After reasonable notice (of no less than one (1) business day), except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises (subject to the terms of this Lease) or Project to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Building or to exhibit the Premises to prospective tenants (provided that unless otherwise agreed to by Tenant, Landlord shall only show the Premises to prospective tenants during the last twelve (12) months of the Term or during an uncured Event of Default), purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord pursuant to this Section, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

15. SERVICES AND UTILITIES

A. General. Tenant shall (where practicable) contract for and pay directly when due, for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler system charges, cleaning and janitorial services (Landlord shall have no obligation to provide janitorial service or cleaning for the Building), waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Any such charges paid by Landlord (if any) and assessed against Tenant shall be payable to Landlord on demand and shall be Additional Rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

B. Disclosure of Information Relating to Energy Use. Tenant acknowledges that effective as of January 1, 2014, Landlord is required to comply with the requirements of California’s Nonresidential Building Energy Use Disclosure Program, as more particularly specified in California Public Resources Code Section 25402.10 and regulations adopted pursuant thereto, which requires owners of nonresidential buildings in California to participate in the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager, a rating system for the energy use of such buildings, and to disclose the specified benchmarking data and ratings for the most recent 12-month period for each such building in connection with any transaction by which the building is sold, financed or leased in its entirety. All such disclosures, whether made pursuant to the statutes and ordinances listed above or other Legal Requirements now existing or hereafter adopted, are collectively referred to herein as “Required Energy Disclosures”.

(1) Tenant acknowledges having received the Required Energy Disclosure for the Building. Tenant acknowledges that the benchmarking data and ratings contained in the Required Energy Disclosure were compiled from data that reflect the energy used during the prior when the Building was vacant and prior to the Landlord’s performance of certain modifications and replacements to the Building’s HVAC and certain other systems, and accordingly are not be comparable to Tenant’s contemplated use. No representation or warranty is made by Landlord that Tenant’s use of energy will be similar or comparable to that provided in the Required Energy Disclosure. Tenant further acknowledges that future Required Energy Disclosures will be based, in whole or in part, on Tenant’s energy usage within the Building, records of which are required to be maintained by electric and gas utilities companies, and Tenant hereby authorizes (and agrees that Landlord shall have the authority to authorize) any electric or gas utility company providing service to the Building to disclose such energy consumption data as may be necessary for the Building to participate in such programs and comply with such Regulations.

(2) To allow for compliance with building performance benchmarking and disclosure Regulations, and to facilitate implementation of sustainable improvements to the Building, Tenant shall: (a) retain copies of its “utility data”, which includes, but is not limited to, Tenant’s utility bills and invoices pertaining to Tenant’s energy, water, and trash usage at the Building during the Term (as the same may be further extended), and (b) within five (5) business days of Landlord’s request, provide Landlord with copies of such “utility data”. Tenant further agrees, within five (5) business days of Landlord’s request, to execute utility release forms provided by the applicable utility or municipality to expedite the data collection process.

(3) Tenant further authorizes Landlord to disclose information concerning Tenant’s energy usage (including data relating to carbon dioxide emissions associated with the operation of the Building) in connection with any Required Energy Disclosures, whenever Landlord determines, in good faith, that such disclosure is required by Regulation, and acknowledges that Landlord shall not be required to notify Tenant of the making of Required Energy Disclosures. Tenants release pursuant to Section 8.C shall apply to any Required Energy Disclosures by Landlord or any Landlord Parties hereunder.

(4) Tenant further acknowledges that, under certain Regulations, “owners” and/or “operators” of the Building may be required to perform, from time to time, and disclose the results of, ASHRAE Level 1 or Level 2 energy audits of the Building, and Tenant agrees to comply with any such requirement, at its expense, that may apply from time to time during the Term, as the same may be further extended.

16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a commercially reasonable non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current commercially reasonable standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Landlord represents that as of the date of this Lease, there exists no mortgage or deed of trust encumbering Landlord’s interest in the Building or Project.

17. FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant’s current financial statements or other information discussing financial worth of Tenant, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project. At Tenant’s request, Landlord shall enter into Landlord’s standard, commercially reasonable form of confidentiality agreement covering confidential financial information provided by Tenant to Landlord. Notwithstanding anything to the contrary set forth herein, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.

18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate, and if Tenant fails to execute and deliver such certificate within a five (5) day period following the date of Landlord’s second written request therefor, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and shall be an event of default (without any cure period that might be provided under Section 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19. SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the “Security Deposit”), if any, which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after the later of (a) termination of this Lease and (b) the date that that Tenant vacates and surrenders the Premises to Landlord in accordance with the terms of this Lease, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises or Project caused by Tenant or any Tenant Parties and to clean the Premises. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

20. LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Building. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

21. ASSIGNMENT AND SUBLETTING

A.	(1) General. Except in the case of a Permitted Transfer, Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of ten (10) business days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease. Notwithstanding the above, Tenant, within five (5) days after receipt of Landlord’s notice of intent to terminate pursuant to this Section, may withdraw its request for consent to the proposed assignment or sublease and in such event, Landlord’s exercise of option (i) above pursuant to this Section shall be null and void and of no force and effect. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Section 21 applies. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Regulations, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Regulations, on behalf of the proposed assignee or subtenant.

(2) Conditions of Landlord’s Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any Regulation; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s reasonable discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use; or Tenant is in default of any obligation of Tenant under this Lease beyond any applicable notice and cure period as of the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Section 21.A(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request for consent to transfer, including, without limitation, reasonable attorneys’ fees.

B. Bonus Rent. Except in the case of a Permitted Transfer, any Rent or other consideration received by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable costs for brokerage commission, legal fees, tenant improvements and Landlord’s review fees incurred by Tenant in connection with such sublease or assignment, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord.

C. Corporation. Subject to Section 21.F, if Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. The provisions of this Section shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed. In addition, if Tenant is a corporation, so long as Tenant is publicly traded on a major over-the-counter stock exchange, the ordinary transfer of shares over the counter shall be deemed not to be an assignment for purposes of this Section. The terms of this Section and Section 21.D below shall also not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.

D. Unincorporated Entity. Subject to Section 21.F, if Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Section 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Section 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any purported assignment or other transfer of this Lease or subletting which does not comply with the provisions of this Section 21 shall be void.

F. Permitted Transfers. So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Section 21, Tenant may sublease all or a portion of the Premises or assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, stock sales, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease beyond any applicable notice and cure period; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice within thirty (30) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. If requested by Landlord, Tenant shall provide information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by

Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding anything to the contrary set forth herein, Landlord shall not have the right to terminate this Lease or recapture any portion of the Premises pursuant to Section 21.A(1) in the event of a Permitted Transfer.

22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

23. CONDEMNATION

A. Condemnation Resulting in Termination. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option and in such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. Condemnation Not Resulting in Termination. If a portion of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Section 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term.

C. Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs, shall be and remain the property of Tenant.

D. Waiver. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24. CASUALTY DAMAGE

A. General. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s estimation material restoration of the Premises can reasonably be made within two hundred seventy (270) days from the date of such Casualty (the “Completion Estimate”). Landlord’s reasonable determination shall be binding on Tenant.

B. Within 270 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s estimation be reasonably completed within two hundred seventy (270) days after the date of the Casualty, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the portions of the Premises that are Landlord’s responsibility to restore pursuant to this Section within one hundred twenty (120) days after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within twenty (20) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant or any Tenant Parties; and (iii) any delays caused by events of force majeure, as described in Section 35.

C. Greater than 270 Days. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord’s estimation be reasonably completed within two hundred seventy (270) days after the date of the Casualty, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord. Landlord shall notify Tenant of its election within thirty (30) days after Landlord’s receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately during the time and to the extent the Premises are unfit for occupancy.

D. Tenant’s Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of the Tenant Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E. Insurance Proceeds. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F. Waiver. This Section 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G. Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.

25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord (a) one hundred twenty-five (125%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Operating Expenses during the first sixty (60) days of such holding over; and (b) commencing as of the sixty-first (61st) day of such holding over, one hundred fifty percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Operating Expenses. In addition to the payment of the amounts provided above, if Tenant fails to vacate the Premises within thirty (30) days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover, then Tenant shall also pay all damages sustained by Landlord by reason of such retention, including, without limitation, any damages resulting from any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Section 25 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time reasonably required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Section 25 shall apply. The provisions of this Section 25 shall survive any expiration or earlier termination of this Lease.

26. DEFAULT

A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1) Abandonment. Abandonment of the Premises within the meaning of Section 1951.3 of the Civil Code of the State of California.

(2) Nonpayment of Rent. Failure to pay any installment of Rent or any other amount due and payable hereunder within five (5) days after Landlord’s delivery of written notice that such sum is past due. If any such notice shall be given two (2) times during the twelve (12) month period commencing with the date of the first (1st) such notice, Landlord may require that Base Rent be paid thereafter quarterly in advance.

(3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Section 26.A., and in Sections 8, 16, 18 and 25, such failure continuing for thirty (30) days after written notice of such failure, as to which time is of the essence; provided, however, if Tenant’s failure to perform cannot reasonably be cured within such thirty (30) day period, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as: (a) Tenant commences to cure the failure within such thirty (30) day period, and (b) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.

(4) General Assignment. A general assignment by Tenant for the benefit of creditors.

(5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(6) Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

(7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

(8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due.

B. Remedies Upon Default.

(1) Termination. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

(2) Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Section 26.B.(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

(3) Waiver by Tenant. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THIS LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

C. Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Section 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof; provided that Tenant shall be entitled to a grace period of five (5) days following delivery of written notice that such payment is overdue for the first such late payment of Rent in any given calendar year. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. Interest. Interest shall accrue on all Rent not paid when due hereunder at the lesser of ten percent (10%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

F. Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Section 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

28. SUBSTITUTION [INTENTIONALLY OMITTED]

29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30. RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Section 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. Rent. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. Other. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C. Required Notices. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project of which Tenant becomes aware. Landlord shall promptly provide to Tenant any written notice of any violations of Regulations received by Landlord with respect to the Premises or Project.

33. ATTORNEYS’ FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord or otherwise permitted pursuant to the terms of this Lease, Tenant’s assigns.

35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Section 35.

36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed (subject to Section 12) on the date Tenant originally took possession thereof (normal wear and tear and damage due to Casualty that is Landlord’s obligation to repair pursuant to this Lease excepted), including, but not limited to, all interior walls cleaned, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Premises. At or before the time of surrender, Tenant shall comply with the terms of Section 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Section. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Section 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. Any delay caused by Tenant’s failure to carry out its obligations under this Section 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Section 25 hereof.

37. HAZARDOUS MATERIALS

A. General Restrictions. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises or Project, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (“Hazardous Materials Consent Requirements”). “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Regulation, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen. To Landlord’s actual knowledge, there are no Hazardous Materials at the Building in violation of Regulations, and, as of the date hereof, Landlord has not received written notice from any governmental agencies that there are any Hazardous Materials at the Building in violation of any Regulations. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Trevor Wilson, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

B. Required Disclosures. Prior to Tenant (and at least five (5) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or Project for the twelve (12) month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the twelve (12) month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit D (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Section 37.B shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.

C. Additional Obligations. If any Hazardous Materials shall be released into the environment comprising or surrounding the Project in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Regulations and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises during the Term, or if Landlord determines in good faith that any release of any Hazardous Material or violation of

Hazardous Materials Regulations may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant, at Tenant’s sole expense, to (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Parties, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.

D. Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of the Tenant Parties in, on, under or about the Premises or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Section 37.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary set forth herein, Tenant shall not be liable for any cost or expense related to investigation, removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant (including without limitation, Hazardous Materials existing in the ground water or soil that migrate into the Project after such date through no act or omission of Tenant or any Tenant Party), including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Party or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or any Tenant Party.

38. MISCELLANEOUS

A. General. The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. Time. Time is of the essence regarding this Lease and all of its provisions.

C. Choice of Law. This Lease shall in all respects be governed by the laws of the State of California.

D. Entire Agreement. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. Modification. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building and of the Project.

F. Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

H. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

K. Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion.

L. Exhibits. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of thirty (30) days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

S. Brokers. Tenant represents that it has dealt directly with and only with Tenant’s Broker (as defined in the Basic Lease Information) as Tenant’s broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Parties harmless from all claims of any brokers other than Landlord’s Broker (as defined in the Basic Lease Information) claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Landlord’s Broker and Tenant’s Broker in accordance with the terms of a separate written commission agreement between Landlord and Landlord’s Broker, provided that in no event shall Landlord be obligated to pay a commission to Landlord’s Broker or Tenant’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and such party.

T. OFAC. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii)

designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an event of default will be deemed to have occurred, without the necessity of notice to Tenant.

U. Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

39. ADDITIONAL PROVISIONS

A. Base Rent.

(1) Tenant shall pay Base Rent pursuant to the following schedule:

Months of Term	Monthly Rate Per Square Foot	Monthly Base Rent
Months 1 – 18	$1.82	$178,281.74
Months 19 – 24	1.98	193,954.86
Months 25 – 36	2.20	215,505.40
Months 37 – 48	2.27	222,362.39
Months 49 – 60	2.34	229,219.38
Months 61 – 72	2.41	236,076.37
Months 73 – 84	2.48	242,933.36
Months 85 – 96	2.55	249,790.35
Months 97 – 108	2.63	257,626.91

(2) Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $178,281.74 per month for the first nine (9) full calendar months of the initial Term (the “Abatement Period”). The maximum total amount of Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $1,604,535.66 (the “Abated Base Rent”). Only Base Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Operating Expenses and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

B. Letter of Credit. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Two Million Dollars ($2,000,000.00). The following terms and conditions shall apply to the Letter of Credit:

(1) The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 39.B.

(2) The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis (subject to any reduction or elimination of such Letter of Credit pursuant to this Section) until a period ending not earlier than two (2) months subsequent to the Expiration Date, as the same may be further extended (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

(3) Landlord, or its then managing agent, upon Tenant’s failure to comply with one or more provisions of this Lease beyond any applicable notice and cure period or within any applicable notice and cure period or if Landlord is prohibited from providing any notice to Tenant, within five (5) days after the same is due (without any obligation on the part of Landlord to provide Tenant written notice of such failure), or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 39.B(4) below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Section 39.B at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 39.B. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certification.

(4) Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid within any applicable notice and cure period or if Landlord is prohibited from providing any notice to Tenant, within five days after the same is due (without any obligation on the part of Landlord to provide Tenant written notice of such failure),; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees) that Tenant fails to pay in accordance with this Lease; and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(5) If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Section 39.B, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section 39.B), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 39.B, and if Tenant fails to comply with the foregoing and such failure continues for five (5) days after Landlord’s written notice of the same to Tenant, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable event of default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(6) Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor and arising from and after such transfer. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

(7) If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Section 19 of this Lease.

(8) Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 39.B and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Parties, including any damages Landlord suffers following termination of this Lease.

(9) Notwithstanding anything to the contrary set forth herein but subject to the remaining terms of this Section 39.B(9), if as of the thirty-seventh (37th) full calendar month of the initial Term (the “LC Reduction Effective Date”), (a) Tenant has timely paid all Rent and all other sums and charges payable under this Lease during the twelve (12) month period immediately preceding the LC Reduction Effective Date, (b) no default has occurred and is continuing under this Lease as of the LC Reduction Effective Date, and (c) Tenant’s Financial Information (defined below) provides to Landlord’s satisfaction that Tenant has (i) achieved a market capitalization of not less than Three Hundred Million Dollars ($300,000,000) and (ii) cash and cash equivalents of no less than Fifty Million Dollars ($50,000,000) (collectively, the “LC Reduction Conditions”), Tenant shall have the right to reduce the amount of the Letter of Credit so that the reduced Letter of Credit amount held by Landlord during the remainder of the Term (as the same may be further extended), shall be an amount equal to $493,703.28 (the “Remaining Letter of Credit”). If Tenant is not entitled to reduce the Letter of Credit as of the LC Reduction Effective Date set forth above due to Tenant’s failure to fully satisfy the LC Reduction Conditions prior to the LC Reduction Effective Date, then the LC Reduction Effective Date shall be tolled until such time as Tenant satisfies all of the LC Reduction Conditions. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit amount and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Letter of Credit amount as described herein. If Tenant is entitled to a reduction in the Letter of Credit amount, Tenant shall provide Landlord with written notice requesting that the Letter of Credit amount be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review Tenant’s financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord (“Tenant’s Financial Information”). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Letter of Credit amount as provided herein, any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount, which substitute Letter of Credit shall comply with the requirements of this Section 39.B.

(10) Notwithstanding anything contained in this Section 39.B to the contrary, in the event the Letter of Credit is reduced pursuant to subparagraph (9) above, Tenant shall have the right to replace the Remaining Letter of Credit with cash, which cash shall thereupon become the Security Deposit held by Landlord under this Lease and shall be subject to the terms and conditions of Section 19 of this Lease. For purposes hereof, the term “cash” shall mean (a) a certified check payable to Landlord, or (b) a wire of immediately available funds to an account designated by Landlord. In the event that Tenant replaces the Remaining Letter of Credit with cash, Landlord shall promptly return the Remaining Letter of Credit to Tenant following Landlord’s receipt of such cash security, and thereafter, Tenant shall have no further obligation to maintain the Letter of Credit under this Section 39.B.

C. Option to Renew. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease beyond any applicable notice and cure period at the time of notification or commencement, Tenant shall have two (2) consecutive options to renew (each, a “Renewal Option”) this Lease for five (5) years each (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the applicable Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

(1) If Tenant elects to exercise the applicable Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty-five (365) days prior to the expiration of the then current Term but no later than the date which is two hundred seventy (270) days prior to the expiration of the then current Term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term.

(2) During each Renewal Term, the Base Rent in effect at the expiration of the then current Term shall be adjusted to reflect ninety-five (95%) of the Prevailing Market (defined below) rate. Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate and Base Rent shall be payable in monthly installments in accordance with the terms and conditions of this Lease. During each Renewal Term, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses for the Premises in accordance with this Lease. Landlord shall advise Tenant of Landlord’s determination of the new Base Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise the applicable Renewal Option under this Section.

(3) Within fifteen (15) days after the date on which Landlord advises Tenant of the Base Rent rate for the applicable Renewal Term, Tenant shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s agreement with Landlord’s determination, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant shall be deemed to have delivered a Binding Notice. If Tenant provides (or is deemed to have provided) Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Base Rent rate for the Premises during the applicable Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Base Rent rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, the Prevailing Market rate for the Premises shall be determined in accordance with the arbitration procedures described in subparagraph (4) below.

(4) If Landlord and Tenant fail to agree on the Base Rent rate within the thirty (30) day period set forth in subsection (3) above, Landlord and Tenant, within five (5) days after the date the expiration of such thirty (30) day period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the applicable Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within ten (10) business days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the applicable Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in San Jose, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of

Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the applicable Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) business day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the applicable Renewal Term within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises for the applicable Renewal Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(5) If the Prevailing Market rate has not been determined by the commencement date of the applicable Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the then current Term for the Premises, until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the applicable Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under this Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

(6) If Tenant is entitled to and properly exercises the applicable Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice or any later determination of the Prevailing Market rate in accordance with subparagraph (4) above, as applicable, and Tenant shall execute and return the Renewal Amendment to Landlord within ten (10) days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during such Renewal Term as described herein, an otherwise valid exercise of the applicable Renewal Option shall be fully effective whether or not the related Renewal Amendment is executed.

(7) Tenant’s Renewal Options are not transferable other than pursuant to a Permitted Transfer; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and its Permitted Transferee pursuant to a Permitted Transfer and that in no event will any other assignee or any sublessee have any rights to exercise the aforesaid option to renew.

(8) If Tenant fails to validly exercise the first Renewal Option, Tenant shall have no further right extend the term of this Lease. In addition, if both Renewal Options are validly exercised or if Tenant fails to validly exercise the second Renewal Option, Tenant shall have no further right to extend the term of this Lease.

(9) For purposes of this Section, “Prevailing Market” shall mean the arms-length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in buildings comparable to the Building in the same rental market in San Jose, California area as of the date the applicable Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

D. Building Signage.

(1) During the Term, Tenant shall be entitled to one tenant identification sign to be located on the exterior of the Building (the “Building Signage”). Landlord shall install the initial Building Signage for Tenant at its cost and the design shall be as set forth on Schedule 1 to Exhibit C attached hereto. The exact location of the Building Signage shall be subject to all applicable Regulations and Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The Building Signage shall not be illuminated unless permitted by Regulations and reasonably approved by Landlord. Such right to the Building Signage is subject to the following terms and conditions: (a) in the event Tenant desires to make any changes to the initial Building Signage, such changes shall be at Tenant’s sole cost and Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of San Jose, California and to any other association or public authorities having jurisdiction and shall obtain written approval from Landlord (which approval of Landlord shall not be unreasonably withheld, conditioned or delayed) and each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install any replacement Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed); and (d) Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events: (i) Tenant shall be in default under this Lease beyond any applicable cure period; or (ii) Tenant occupies less than fifty percent (50%) of the Premises; and Tenant’s right to the Building Signage shall terminate in the event this Lease shall terminate or otherwise no longer be in effect.

(2) Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within fifteen (15) days following delivery of an invoice therefor. The rights provided in this Section shall be non-transferable (other than pursuant to a Permitted Transfer) unless otherwise agreed by Landlord in writing in its sole discretion.

E. Monument Signage.

(1) In addition to any other signage permitted under this Lease, during the Term, Tenant shall have the exclusive right to have its name listed on the monument sign for the Building (the “Monument Sign”), subject to the terms of this Section 39.E. Tenant’s name on the Monument Sign shall be installed by Landlord at its cost, provided that the design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and any applicable governmental authorities. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. The location of Tenant’s name on the Monument Sign shall be subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay the cost of any maintenance and repair associated with the Monument Sign.

(2) Tenant’s signage on the Monument Sign shall be insured, maintained, repaired and removed from the Monument Sign by Landlord at Tenant’s cost and expense, payable as Additional Rent within thirty (30) days following Landlord’s demand.

(3) If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; (b) Tenant leases and occupies less than fifty percent (50%) of the Premises; or (c) Tenant assigns this Lease (other than pursuant to a Permitted Transfer), or if this Lease or Tenant’s right to possession shall terminate, then Tenant’s rights granted herein will terminate and Landlord may remove

Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within thirty (30) days of Landlord’s demand.

(4) The rights provided in this Section 39.E shall be non-transferable except in connection an assignment of this Lease pursuant to Section 21.

F. Roof Rights.

(1) During the initial Term and any extension thereof, at no additional monthly charge, Tenant shall have the right to install (in accordance with Section 12 of this Lease), operate and maintain on the roof of the Building a dish/antenna or other communication device (the “Dish/Antenna”) to be approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). The location of the space on the roof designated by Landlord to be leased by Tenant is referred to herein as the “Roof Space”. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) with respect to the plans and specifications of the Dish/Antenna, the size of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna, or any replacements thereof, along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

(2) Landlord agrees that Tenant shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Parties.

(3) Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. So long as Tenant is not in default beyond any applicable notice and cure period and is leasing the entire Building, Landlord shall not lease any space on the roof of the Building to third parties. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Subject to Section 8.C, neither Landlord nor any Landlord Party shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord any Landlord Entity shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

(4) The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s reasonable discretion. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or the Tenant Parties.

(5) In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

(6) Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

(7) If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within any applicable notice and cure period, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Section are personal to the named Tenant under this Lease and its Permitted Transferee and are not otherwise transferable to any other party.

G. Generator.

(1) As a part of the Tenant Improvements, Landlord shall install a supplemental generator (the “Generator”) and an above ground fuel tank (the “Tank”), as more particularly described in Schedule 1 to the Work Letter, to provide emergency additional electrical capacity to the Premises during the Term. The Generator and the Tank shall be installed in the location designated by Landlord at the Building (the “Generator Area”). Notwithstanding the foregoing, any replacement Generator and Tank that Tenant desires to install shall be subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) of the size of the Generator and Tank, the manner in which the Generator and the Tank are installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary two (2) hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and the Tank and to minimize any adverse effect that the installation of the Generator and the Tank may have on the appearance of the Building. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing (with respect to any replacements thereof), operating, maintaining and removing the Generator and the Tank. Tenant shall not install or operate the Generator or the Tank until Tenant has, obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations (if any) necessary for the installation (with respect to any replacement thereof) and operation of the Generator and the Tank. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Regulations pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator and the Tank.

(2) Tenant shall be responsible for assuring that installation (with respect to any replacement thereof), maintenance, operation and removal of the Generator and the Tank shall in no way damage any portion of the Building. To the maximum extent permitted by Regulations but subject to Section 8.C, the Generator and the Tank and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building in connection with the installation (with respect to any replacement thereof), maintenance, operation or removal of the Generator and Tank and, in accordance with the terms of this Section, to indemnify, defend and hold Landlord and the Landlord Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the installation (with respect to any replacement thereof), maintenance, operation or removal of the Generator and the Tank, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and the Tank and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase upon receipt of an invoice together with reasonably supporting documentation of such increase.

(3) Tenant shall be responsible for the operation, cleanliness, maintenance and removal of the Generator and the Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Tenant shall take the Generator Area “as is” in the condition in which the Generator, Tank and Generator Area are in as of the Commencement Date. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator or the Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant agrees to maintain the Generator and the Tank, including without limitation, any enclosure installed around the Generator and the Tank in good condition and repair.

(4) Tenant, upon prior notice to Landlord and subject to the reasonable rules and regulations enacted by Landlord, shall have access to the Generator and the Tank and its surrounding area for the purpose of repairing, maintaining and removing said Generator and the Tank.

(5) Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed in the Premises. Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area

(6) Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder except in connection with a Permitted Transfer or as otherwise expressly approved by Landlord pursuant to Section 21.

(7) Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord reasonably determines, that the Generator, Tank and/or any appurtenances materially or adversely interfere with the operations of the Building then Tenant shall, upon notice from Landlord, cease any further operation of the Generator and Tank until Tenant shall have redesigned and modified the Generator, Tank and/or installations in a manner reasonably approved by Landlord to eliminate such material or adverse interference; provided however, that Landlord’s approval of such redesign and modification shall constitute the mere permission to operate the Generator and the Tank, which permission shall in no event be construed to abrogate or diminish Landlord’s rights or Tenant’s obligations under this Section or this Lease.

(8) During the Term, Tenant shall not be obligated to pay Landlord any monthly charge or fee for the use of the Generator Area.

40. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS SECTION 40. THE PROVISIONS OF THIS SECTION 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD:		TENANT:

CREFII-RCI ORCHARD, LLC,		PROTEINSIMPLE,
a Delaware limited liability company		a Delaware corporation

By:	RCI Orchard, LLC A Delaware limited liability company, its Manager	By:
Name:
Its:

By:
Name: Trevor C. Wilson
Its: Manager

EXHIBIT A

RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease by and between CREFII-RCI ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and PROTEINSIMPLE, a Delaware corporation (“Tenant”) for space in the Building located at 3001 Orchard Parkway, San Jose, California.

1.	Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Except as expressly permitted by the Lease, no tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.	Except as provided in the Lease, no sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building without the prior written consent of Landlord in Landlord’s sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule.

3.	The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4.	Except as provided as a part of the Tenant Improvements, no curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant’s Premises.

5.	During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person.

6.	Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.	Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9.	Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. No animals (other than service animals) or birds or reptiles be brought or kept in or about the Premises or the Project.

10.	Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11.	If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation, if any, provided in advance to Tenant in writing. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12.	Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

13.	Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

14.	Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15.	Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

16.	Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17.	Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

18.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

19.	Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s name in Tenant’s address.

20.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.	Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense. Notwithstanding the foregoing but subject to Regulations, Tenant shall be entitled to park its company-owned and employee-owned vehicles overnight from time to time, provided that (a) any such vehicles parked overnight shall be at Tenant’s sole risk, and (b) Landlord shall not directly or indirectly be liable to Tenant or any other person for any damage, loss or theft related to such overnight parking of vehicles and Tenant hereby waives any and all claims, known or unknown, against and releases Landlord and the Landlord Parties from any and all claims arising as a consequence of or related to any such damage, loss or theft. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord.

23.	All products, goods and materials must be manipulated, handled, kept, and stored within the Premises and not in any Exterior Areas, including, but not limited to, exterior dock platforms (if any), against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

24.	Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations all Tenant Parties.

25.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted. In the event of a conflict between the following rules and regulations and the terms of the Lease, the terms of the Lease shall control.

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EXHIBIT B

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease by and between CREFII-RCI ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and PROTEINSIMPLE, a Delaware corporation (“Tenant”) for space in the Building located at 3001 Orchard Parkway, San Jose, California.

B-1

EXHIBIT C

WORK LETTER

This Exhibit (this “Work Letter”) is attached to and made a part of the Lease by and between CREFII-RCI ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and PROTEINSIMPLE, a Delaware corporation (“Tenant”) for space in the Building located at 3001 Orchard Parkway, San Jose, California.

1. DEFINITIONS.

“Additional Tenant Work” shall have the meaning set forth in Section 4.2 below.

“Approved Plans” shall have the meaning set forth in Section 2 below.

“Cost of Improvements” shall mean the total of all hard and soft costs associated with or caused by the construction of the Tenant Improvements in accordance with the Approved Plans that are not Tenant’s obligation to pay pursuant to this Work Letter.

“Space Planner” shall mean Modulus Architecture and Design.

“Space Plans” shall mean, collectively, those certain plans and scope of work (“Scope of Work”) prepared by the Space Planner, dated February 27, 2014 and attached to this Exhibit as Schedule 1.

“Standards” shall mean Landlord’s specifications for standard tenant improvements for the Building attached hereto as Schedule 2. Landlord reserves the right to change or substitute specifications of substantially similar quality to the extent required by Regulations or in the event such specifications are no longer reasonably available, are defective, or are no longer cost effective, as determined by Landlord in its good faith discretion.

“Tenant Improvements” shall mean all improvements to be constructed by Landlord in the Premises pursuant to this Work Letter.

Other terms are defined in this Work Letter. In addition, terms defined in the Lease have the same meanings where used herein, unless the context otherwise requires.

2. DEVELOPMENT OF APPROVED PLANS. Landlord and Tenant acknowledge that they have approved the Space Plans for the Premises. Landlord shall engage the Space Planner and engineers to prepare all architectural and engineering plans and specifications required for the construction of the Tenant Improvements in conformance with the Space Plans and the Standards (the “Working Drawings”) and to prepare drawings and specifications for Additional Tenant Work if any. Landlord shall submit Working Drawings to Tenant for approval, which shall not be unreasonably withheld, conditioned or delayed. Within five (5) days after submission of such plans and drawings to Tenant, Tenant shall provide Landlord with written notice of its approval or disapproval of such plans and drawings. If Tenant disapproves any part of the submission, the disapproval shall include written instructions adequate for the Space Planner and engineers to revise the Space Plans and Working Drawings. The final approved Working Drawings are referred to herein as the “Approved Plans”. After receiving such notice of disapproval, Landlord shall cause the Space Planner and the engineers to revise the Working Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Space Planner or the engineers to make any revision to the Working Drawings that, in Landlord’s reasonable judgment, would (a) cause the Working Drawings to (i) fail to conform strictly to the Space Plans, or (ii) fail to comply with Regulations or the with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the Building (collectively, the “Landlord Requirements”), or (b) increase the cost of the Tenant Improvements unless Tenant agrees in writing to pay for such excess costs pursuant to Section 4.2 below. If Tenant fails to approve the Space Plans and/or the Working Drawings within the applicable periods set forth above, then (A) Landlord shall not be obligated to commence construction of the Tenant Improvements, and (B) Tenant shall be responsible for any resulting Tenant Delay, and the cost of such Tenant Delay, in Tenant’s completion of the Tenant Improvements.

3. DEVIATIONS FROM STANDARDS. In preparation of the Approved Plans or of plans for any additional work or any changes to the Approved Plans, except as otherwise approved by Landlord in writing, no deviation shall be permitted from the Standards with respect to entry doors and hardware, ceiling systems, demising partitions, HVAC systems, life safety systems or perimeter window coverings. Subject to Landlord’s approval Tenant may deviate from other Standards, provided that no deviation shall be of lesser quality than the Standards. Any items so approved that become fixtures to the Premises shall become the property of Landlord upon the termination hereof. Any such deviations must conform to applicable Regulations, must not require unreasonable additional building services, delay the construction schedule, or be of a nature or quality inconsistent with Landlord’s overall plan or objectives for the Building.

4. TENANT IMPROVEMENT CONSTRUCTION.

4.1 All Tenant Improvements to be constructed or installed in the Premises shall be performed by a general contractor selected by Landlord (“Contractor”) and in accordance with the Approved Plans (subject to such changes as may be required by any governmental agency). Landlord shall not be required to commence work until the Approved Plans are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained. Landlord may cause the Approved Plans to be changed as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions. Landlord shall notify Tenant concerning any such changes promptly after Landlord becomes aware that they are required.

4.2 If Tenant desires (a) any change in the Working Drawings such that they are no longer a logical extension of the Space Plan or modify the Scope of Work, as reasonably determined by Landlord, (b) any change the Approved Plans or (c) that Landlord perform any work in addition to the Tenant Improvements in accordance with the Approved Plans to be performed in the Premises (each, a “Change Order”), then Landlord, at Tenant’s expense, shall cause plans and specifications for such Change Order to be prepared by the Space Planner. All plans and specifications for a Change Order shall be subject to review and approval by Landlord to insure, among other things, that the work is compatible with all other construction and all electrical and mechanical systems within the Building (provided, however, that Landlord shall not be required to cause the Space Planner or the engineers to make any revision to the Approved Drawings that, in Landlord’s reasonable judgment, would cause the Approved Drawings to fail to comply with Regulations or the Landlord Requirements. Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Change Order, including but not limited to labor and materials, contractor’s fees and permit fees and whether as a result of such Change Order there is an increase in the Cost of Improvements (such amounts being herein referred to as the “Excess Costs”) or whether such Change Order, by eliminating any portion of the Tenant Improvements described in the Space Plans and/or Scope of Work reduces the Cost of Improvements. Within three (3) days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate for the Change Order, or specify its objections thereto and any desired changes to the proposed Change Order. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in the Substantial Completion of the Tenant Improvements resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs, Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, within ten (10) days following Landlord’s demand. In the event that, upon completion of the Tenant Improvements, Landlord determines that the Change Orders requested by Tenant pursuant to this Section resulted in a net decrease in the Cost of Improvements, then Landlord shall deduct any net savings in the Cost of Improvements resulting from such Change Orders (if any) from the amount of Tenant’s Contribution (defined below) of the Cost of Improvements payable by Tenant pursuant to Section 6 below, provided that the maximum amount of such deduction (if any) shall in no event exceed $100,000 in the aggregate. The statements of costs submitted to Landlord by Landlord’s Contractor shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease. Any delay in the Substantial Completion of the Tenant Improvements arising from or relating to a Change Order shall constitute a Tenant Delay.

4.3 Tenant shall use commercially reasonable efforts to cooperate with Landlord and its Space Planner, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

5. COMMUNICATIONS EQUIPMENT. Notwithstanding anything contained herein to the contrary, it shall be the responsibility of Tenant to place firm orders for communications equipment and its installation so as to insure the completion of Tenant’s telephones and other communications facilities concurrent with or prior to the Commencement Date. Failure to have Tenant’s communications facilities completed and operable shall not be cause for the extension of the Commencement Date.

6. COST OF TENANT IMPROVEMENTS. Provided Tenant is not then in default under the Lease beyond any applicable notice and cure period, and except as otherwise provided herein, Landlord shall pay for the Cost of Improvements; provided that notwithstanding the foregoing, Tenant hereby acknowledges and agrees that subject to the terms of Section 4.2 above, Tenant shall pay, as Additional Rent, $100,000 of the Cost of Improvements (“Tenant’s Contribution”), which Tenant’s Contribution shall be payable upon Landlord’s demand following Substantial Completion of the Tenant Improvements.

7. TENANT’S ENTRY INTO THE PREMISES PRIOR TO SUBSTANTIAL COMPLETION. Provided that Tenant and any Tenant Party do not interfere with Contractor’s work in the Building and the Premises, Landlord shall allow Tenant access to the Premises thirty (30) days prior to Landlord’s estimate of the date for the Substantial Completion of the Tenant Improvements (the “Fit Up Period”), at its sole risk following the mutual execution and delivery of the Lease (but prior to the Fit Up Period), solely for the purpose of installing equipment and fixtures (including Tenant’s data and telephone equipment) in the Premises; provided, however, that Tenant may access the Premises, at Tenant’s sole risk and at such times and Landlord may reasonably approve solely for the purposes of taking measurements and for space planning purposes. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section, Tenant shall deliver insurance certificates required hereunder and shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section. Tenant’s entry shall be subject to the terms of the Lease, except that Base Rent and Tenant’s Proportionate Share of Operating Expenses shall not commence until the Commencement Date. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Tenant Improvements at the earliest possible date.

8. GENERAL. All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord’s prior written approval. Any approval by Landlord or Landlord’s architects or engineers of any drawings, plans or specifications prepared on behalf of Tenant shall not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvement to which they relate, but such approval shall merely evidence the consent of Landlord to Tenant’s drawings, plans or specifications.

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SCHEDULE 1 TO EXHIBIT C

SPACE PLAN

(see attached)

S-1-1

Project Name: Plans Dated:	Protein Simple at 3001 Orchard Parkway 4-14-141st Floor & 4-07-14 2nd Floor Turnkey Scope

DESCRIPTION	COMMENTS
General Conditions	Supervision, Part Time Project Mgmt, Administrative, Acctg, Safety, Temporary sanitary, barricades & signage. Includes Pre-Construction and coordination of design disciplines. Assumes 6 weeks Pre-Con at 16 hours per week. Overall hard schedule anticipated to be 20-24 weeks. Goal is to perform demolition and rough frame / MEP while waiting for Permit. PM & Supervision is a mix of full & part-time as the project progresses.

Civil & Survey	None Noted

Outdoor Amenities	Allowance to raise Trellis, Add Bocce and BBQ Counter with Power & Gas to side Patio

Demolition	Remove & salvage carpet at New VCT areas and for underground plumbing, remove t-bar ceiling as required for walls and MEP and salvage tees & tiles for reuse, sawcut & remove concrete for plumbing, electrical, etc. Includes safe-off of utilities. Deleted removal of ceiling in warehouse. Ceiling & lights to remain. Wall to be removed & replaced at walls only.

Concrete	Install dowels & epoxy, replace Concrete at trenches for labs & conference floor boxes. Add one (1) new ADA ramp on North end of building.

Structural	Deleted Structural for Fitness at Second Floor. Deleted structural for partition support at All Hands room

Misc Carpentry	Roof penetrations & structural supports for approximate Nine (9) new package units. Backing for TV’s, Cabinets, etc. Chase for HVAC units first floor to second.

Cabinets & Millwork	Plastic Laminate Upper & Lower Cabinets for Nooks & Kitchen. Custom Laminate lowers for Board and All hands with stone or Avonite counters. Lab Cabinetry in Plastic Laminate with Chem Surftops for Consumables, Customer Demo and R & D labs. Needs discussion for final scope and materials.

Doors & Hardware	New 3-0 x 8-0 doors in metal frames to match existing finishes. Frame & sidelights as shown, Double doors as required (not shown). Additional doors & sidelights as required but not shown in private offices, etc. Approximately fifty-one (51) single doors, eleven (11) double doors and seventy six (76) sidelights (single / double at privates, full wall at conference/board. Includes privacy/ passage hardware as required. No closers. Includes 60’ folding wall partition for all hands room. Folding partition based on Modernfold Acousti seal 931 with an STC rating of 50 in standard fabric and dry erase (porcelain) one side. Deleted Folding Partition At ALL Hands Room. Added four (4) doubles and eleven (11 single) doors

Glass & Glazing	Add for Additional Sidelights, Butt Joint Glass, Frameless Glass Doors & Lanai Glass Folding Partition at Patio

Metal Framing & Drywall	Supply & install metal framing and drywall. Finish Level 4-5 to match adjacent. Full Height at Labs, Conference, Board, Warehouse, Consumables, Service, Instrument, Shipping, etc. Through grid at all other areas. Includes Freezer room and three (3) other rooms not shown on plan. Includes patching at demo scars and tie-ins to existing. Densglass or equal on new shower room(s) wet walls

Stone & Tile	Shower rooms. Allowance. Match Building restroom Standard for floors & walls. Includes two (2) six foot Avonite counters to match buiding standard. Includes floor membrane due to second floor location. Delete floor membrane

Acoustical Ceiling & Insulation	Cut in tegular tile at all new wall intersections, repair grid /tile damaged during above ceiling work. Re-use tees & tile salvaged from demo. Rework ceiling at through grid walls and MEP areas. Install upgraded ceiling at Dining

Floor Covering	Install VCT at Labs, Break, Dining, Coffee, Engineering, Consumables, Service and Instrument. Install carpet salvaged from VCT areas to infill at new offices and common areas on first floor. Re-install carpet removed for plumbing, electrical & full height walls. Install base at all new walls. Install new Carpet tile on second floor to match existing style on first floor (standard) Install rubber floor in fitness ($12 per SF allowance). Install base at second floor perimeter. Reuse removed base as practical. Install upgraded Carpet at Board Room.

Painting	Prime and Paint all new walls. Touch up throughout at tie-ins / demo scars. New Showers. Idea paint at Gathering rooms on one wall.

Misc. Specialties	Allowance for Generator and approximately 1,000 SF Concrete Equipment Pad outside with shed roof and fenced enclosure. Includes fire sprinklers. Final size / scope TBD. Assumes pad will also have generator, tanks, compressor, etc. and be located on the back of the building. Max Generator size to be 40KW. UPS to be provided and installed by Protein Simple if required. 2-30 amp outlets and HVAC in server room tied into Generator.

Window Treatments	None Noted

Roofing	Patch at new rooftop equipment and penetrations for MEP

HVAC	Provide and install (9) Rooftop Package AC Units on Factory Curbs totaling 59 Tons. Economizers provided as required. Provide and install (10) Cooling Only and (7) Dual Duct VAV Boxes to provide dedicated zoning as required. Provide and install up to (12) Exhaust Fans for the various rooms requiring exhaust. Modify the low pressure duct from the existing package AC Units as required in the single story portion of the space to accommodate the new Floor Plan. Modify the low pressure duct as required from the existing VAV Boxes to accommodate the new Floor Plan for the First & Second Floors. Provide engineering, equipment, software, material and labor for Distech Controls installation and or modification for the new equipment as required. Includes Mechanical drawings for permit.

Plumbing	Rough - Finish plumbing for Dining, Break & Nooks. Rough - Finish plumbing for Shower rooms on 1stfloor with toilets, urinals and undermount sinks. Process Piping for CDA, Vacuum, Argon Co2, & Nitrogen. Lab sinks. Free standing Eyewash, Floor sinks, Faucets. Turnkey including hook up of items supplied by others for dishwashing, icemaking, etc.

Fire Protection	Re-work existing heads per new layout including relocation for duct drops, etc. All heads to remain as current style. We have not included any funds for upgrades, concealed or semi concealed heads

Electrical	Safe off for Demolition. Rework lighting layout using existing fixtures. Install outlets and sensors in new walled areas (offices, conference, etc.) Includes distribution to labs and dedicated circuits for Partitions (power pole & hookup by others), Includes Hook-up of generator and new HVAC units. Includes plans for permit. Includes ring & string for Data by Others. Includes raising fixtures in warehouse area

Life Safety	Existing. Additional Horns & Strobes required. Budgetary

Tele-Data Cabling	Excluded. Ring & String provided.

Cleanroom - Alt 1	Turnkey Class 100,000 Cleanroom framed inside of Consumables Manufacturing. Not modular. No raised floor. Includes Sink, Eyewash, Shower, added gases air & power, added infrastructure for hoods (hood NIC)

Balcony Breakroom - Alt 2	Extend steel and concrete at second floor. Add railing to match adjacent. Add Avonite counter to match break areas. Add carpet to match adjacent 2nd floor carpet.

COMMENTS

Budgetary. Revised budget based on PS3.4.1 dated 4-14-14 and PS 3.4.2 dated 4-07-14. All drawings are schematic fit plans

Budget assumes Idea Paint in collaborative areas. Any write on glass or switch glass is FF&E.

Equipment infrastructure (power, water, sewer, gases, vacuum, CDA) based on matrix uploaded to BOX on 4-14-14 and enlarged sheets R1.1 - R1.4 dated 4-14-14 labeled “review”. All items labeled benches and all equipment is to be provided and installed by Protein Simple. Actual final count of equipment to be determined by Protein Simple and budget will be adjusted up or down once additional information is provided. Budget adjusted 4-16-14 and primary adds atributed to ICE Cartridge Production details. Full list of Budget documents is below

Assumes no major structural work performed within the terms above.

Assumes the building systems are capable of handling the designed modifications

Includes Insulation in walls & above t-bar at walls

All lighting to be re-used

All finishes to match existing building standard

No dimming function of full building within electrical budget.

All FF&E is by tenant

All fume hoods are by tenant

All Chemical inventory, storage, handling and any special storage, fire protection or segregation for HAZ MAT compliance is Protein Simple’s responsibility

All benches, racks, carts, etc. shown on R 1.1 - R1.7 is Protein Simple’s responsibility

Ring & String or Box / Conduit & String will be provided for Data. All Data & Communication wiring is by Protein Simple

Budget for sidelights / glass walls is an interior aluminum framed system. We have only budgeted for Herculite or frameless glass systems at the Any items not detailed above require further discussion / details to price properly

1. R & D Utilities Summary - 4-15-2014.xlsx. Multi tab

2. Consumables manufacturing +SR JAC updates.pdf annotated R1.3 no date uploaded 4-16-14

3. Consumables Production Equipment REV3.docx dated 4-15-14 / 5 pages

4. Engineering Lab.pptx - 1 page uploaded 4-16-14

5. Consumables - Comments on 14-022-R. 1.3 schematic.docx - 1 page. Contradicts Rev 3 and annotation. Uploaded 4-15-14

6. R&D_Utilities.pptx uploaded 4-14-14. 8 pages

7. General Power Requirements_04142014.pdf. E-mail string from Eric Esser. Review only. May be superseded by above documents. Uploaded 4- 14-14

8. Instrument Manufacturing_prelim.xlsx. Uploaded 4-13-14. 2 page excel worksheet with layout and list

9. Consumables Production Equipment Pictures.pptx uploaded 4-09014

10. Fridge & Freezer spec.pptx Uploaded 4-09-14

11. CERS Haz Mat Inventory (Protein Simple) 1.xlsx Uploaded 4-07-14 by Jim Duff. All storage / protection / added fire protection for listed HAZ MAT NIC and PS responsibility

12. R & D Layout & Pics.pptx Uploaded 3-31-14. 12 pages. Discussion Point only for layout etc. Above uploads may supersede.

13. All other documents archived in the progress folder are superseded by the above documents

PLANS ATTACHED

1. 14-022-PS3.4.1 Schematic Fit Plan_04142014_First Floor.pdf Uploaded 4-14-14V2

2. 14-022-PS3.4.2 Schematic Fit Plan_04072014_Second Floor.pdf Uploaded 4-07-14V3

3. 14-0220PS3.4_Occupancy Calculations.pdf Uploaded 4-09-14

4. 14-022- R1.1 thru R1.4 Schematic Space Allocation plans uploaded 4-14-14

5. 14-022-R1.5 thru R1.7 Schematic Space Allocation plans uploaded 4-16-14

Qualifications & Clarifications for 4-16-14 Budget

i.	Cabinet Description denotes Lab cabinets for Customer Demo and R&D, No quantity or lineal footage is denoted, so tough to know whether it’s all in there.

Based on Scope Doc dated 3-6-14

Customer Demo Lab 82 LF

R & D 64 LF

Under File Cabinets (Drawers Only) Consumable 48LF

ii.	Description for glazing shows a cost, but otherwise no lineal footage or area denotation to know what is covered in the $177k (glass at sides of lobby + secured doors, glass at labs upstairs, etc.)

Included:

Quantity 145	3-0 x 8-0 Sidelights in frames to match doors. Where there are two pieces adjoining, the glass will butt (no vertical mullion)

Quantity 1	Lanai Door at Patio. Approximately 221f x 10’ tall

3 sets	Butt Joint Glass @ Lobby & Board Room – 401f x 10’ tall at lobby. Frameless Double doors each side. 601f x 10’ tall at Board Room. One set Frameless double doors.

No Switchglass.	Pricing can be provided for this element as an additive alternate

No window treatments Pricing can be provided for this element as an additive alternate

Quantity 1	Glazing @ Upstairs R&D Lab – 721f x9’ tall with three single frameless doors

Quantity 1	Glazing @ Customer Demo Lab – 571f x9’ tall. One single & one double frameless doors.

Quantity 3 sets

Powered strikes for lobby entrance and doors each side. Prepped for security capabilities to be installed Protein Simple vendor

Hardware for all above to meet code for exiting and finish / style to match building standard

iii.	Description for walkway at lobby shows $36.5k for Walkway across lobby

Budget includes added structural steel and concrete elements, glass railing, floor covering, drywall modifications above & below, electrical for laptops / phones / tablets, lighting reconfiguration above, task lighting, Avonite counter the full length, paint and protection of all adjacent finishes. This is a combination break I touchdown area and walkway across the lobby. Budget to be revisited upon completion of design but was prepared using the historical costs spent to construct the existing lobby.

iv.	Flooring seems to be covered throughout. VCT at labs, break, dining — and carpet at areas not currently covered, with carpet upgrade at board room. This does not denote any special flooring such as ESD flooring, epoxy, etc.

We have included Epoxy in our overall budget at the Cell Culture and iCE Cartridge rooms. All other areas are as denoted in the scope. No Electro-Static dissipating tiles, conductive or grounded floors are included or proposed. There are ESD waxes available to be used on VCT if desired.

v.	No AV is denoted anywhere within the description. There is a denotation for ring & string to accommodate Data, but no mention of quantities.

Per documents provided to BOX on 4-16-14 we have included ring & string or conduit / box & string at all power locations as requested. All wiring components and data / communication ports are Protein Simple’s responsibility.

Where not specifically notated in the documents provided we have included:

1.	one drop per office

2.	one drop per four cubicles (same as power drop) and

3.	one drop in the wall and one run at each floor box in

a.	conference / training rooms

b.	board room

c.	phone rooms

d.	at each floor box in the fitness room

e.	two in dining and

f.	one each at each break area.

vi.	Second line of “Comments” (last sheet) states that all markerboard glass and switch glass is FF&E. Switchglass would not be FF&E?

Switchglass is not included in budget, can be priced as additive alternate.

Markerboard glass is not included in budget and is FF&E. Can be priced as additive alternate.

vii.	There is mention under concrete for “trenches for labs & conference floor boxes” but no mention of quantity.

Concrete is included for trenches in plumbing and electrical and based on lineal footage. There are approximately 30 floor boxes on the first floor. All floor boxes for the second floor will be cores and only require minor patching

viii.	All lighting to be reused and “no dimming function of full building within electrical budget”?

All LED lighting is dimmable, however dimming can be accommodated as additive alternate, and can be priced when more information regarding location and desired controls is provided.

ix.	Description regarding lineal footage or level for cabinets, other than mention of cabinets at Dining are

Quantity 54 lineal feet. Upper and Lower Laminate Cabinets in dining & coffee / break with P-Lam tops

x.	Bar area — not really descriptive so hard to know exactly how much is being provided.

Final design not complete. Hard to denote whether items shown are FF&E. We are carrying 121f of lower and upper cabinets with p-lam top

xi.	Mirrors in fitness center and restrooms? Lockers?

Yes, Mirrors in shower / restrooms to match existing.

Quantity 50 lineal feet, Mirrors on long wall floor to ceiling in fitness. P-lam lockers per plan.

16

xii.	Additional elements within trellis for shading?

Yes. Trellis to be raised and additional member in between existing members to be added and painted

xiii.	Glass at VP/CEO offices?

Yes. Qualified in #2

xiv.	need structure for projection screen as well and some idea that we can hang the screens we need to depending on where they all go

Backing / Supports included for up to 6 screens and 12 televisions

xv.	Need door closers at fitness restrooms, may need them at R&D / Customer Demo Labs, CM clean room? Sidelight size not denoted

Closers at restrooms included. Glass doors include closers.

See # 2 for sidelights / glazing.

xvi.	Denotes through grid (versus under grid) at all areas that don’t need full height.

Based on added glass sidelights, below grid walls not feasible due to support needed.

xvii.	Glass, controls, fixtures, etc all covered for the showers and all restroom components?

Yes. Included for new showers / restrooms. No change to existing restrooms proposed or budgeted.

xviii.	Upgrade ceiling at Dining. What are we allowed to do here?

We have budgeted 4,000 SF @ $10 per SF. We can do a combination of acoustic / framing & drywall / paint, etc.

xix.	Painting. Denotes idea paint on one wall at “gathering rooms” (whatever that is)? I thought at minimum there was idea paint everywhere that we were intending to replace with glass markerboards.

We have 2,500sf of idea paint allocated within the budget.

Glass marker boards are not in budget per item #6

xx.	Generator costs — need to get this finalized based on Protein Simple power needs, and determine what size generator is actually needed. Do we have this data so it can be properly costed?

Final data is not complete. 40kw generator & transfer switch budgeted. If Protein Simple can provide relevant data, we can more closely match generator size and capabilities to requirements.

xxi.	Window Treatments. South side definitely needs them – and if additional faces of the building do (aside from west side which is mostly wall)

Window treatments are not within the budget. These can be priced as additive alternates, when more data is provided as to what type of treatment is desired (ie: mechoshade, mini-blinds, etc.)

17

xxii.	Have we decided that the 9 units meets the desired requirements? Is the zones denoted in alignment with original intent?

Based on documents on BOX and all data provided we have 9 units at approximately 54 tons plus added tonnage & exhaust for iCE Cartridge. Building is zoned properly, expandable and controlled by a Distech EMS for VAV & Package.

xxiii.	Appliances responsibility of PS

Agreed

xxiv.	The sprinkler heads are all over the place. Newly relocated heads to be concealed or semi-recessed. sprinkler scope to once the new walls and spaces go in?

With the addition of hard walled rooms the redundant heads that were part of the open layout will be removed and final layout will be in line with industry standard and code required spacing. We have not budgeted for any replacement or upgrades, however this can be completed as an alternate for the specific areas where that is requested.

xxv.	No structural presumed — but that will be needed for mechanical units, folding glass wall (Lacantina) bridge across lobby

Clarification: Standard exclusion related to seismic.

All structural for new units, bridge, trellis, pads is included. Lanai glass wall to be supported on existing structure.

xxvi.	“Assumes building systems are capable of handling design modifications”. This should not be an assumption

Building systems are as represented in all materials provided to Protein Simple. If additional is required beyond existing, please provide and it can be priced.

xxvii.	Hazmat items are the responsibility of PS, though would be advantageous to have contractor assistance with implementation of PS required components for Hazmat compliance.

We are happy to coordinate for code compliance and inspections as required for occupancy. Any specific consulting for compliance may be out of our area of expertise and we have consultants we can recommend.

xxviii.	“Budget for sidelights / glass walls is an interior aluminum framed system. We have only budgeted for Herculite or frameless glass systems”. Is this a contradiction?

Must be a typo. See # 2 for clarification. Frameless is included for Lobby, Board, R & D and Customer Demo

18

SCHEDULE 2 TO EXHIBIT C

BUILDING STANDARDS

(see attached)

S-2-1

3001 ORCHARD PARKWAY: BUILDING STANDRD FINISHES

LGI	LAMINATED GLASS RAINSCREEN	Mfg:	LangleGlas
		Product	AL-Wall-Flat
		Color:	Anodized Aluminum
		Number:	41AL-WALL FLAT-OU & M-16
		Size:	per elevations

WS2	WOOD SIDING	Mfg:	yaccoya
		Product	yaccoya milled wood siding
		Color:	Custom white wash and grey stain
		Number:	-
		Size:	5” T&G per details

WF1	WOOD FLOORING	Mfg:	PlyBoo
		Product	Stained Hardwood
		Color:	Havana Strand
		Number:	FL-P5872PD-NAUF
		Size:	5” Bamboo

WB1	WOOD BASE	Mfg:	-
		Product	-
		Color:	Paint per Schedule
		Number:	-
		Size:	1” X 6” Poplar

TF1	TILE FLOORING	Mfg:	Dal-Tile
		Product	P’Zazz
		Color:	Tan Dazzle
		Number:	P263
		Size:	2”6”, and 12” x 24”

TF2	TILE FLOORING	Mfg:	Dal-Tile
		Product	P’Zazz
Color:
		Number:	P263
		Size:	2”6”, and 12” x 24”

TF3	TILE FLOORING	Mfg:	Provenza
		Product	Concrete
		Color:	Calce White
		Number:	-
		Size:	17” x 35”

TF4	TILE FLOORING	Mfg:	Dal-Tile
		Product	P’Zazz
		Color:	Warm Blend
		Number:	P268
		Size:	1” x 2” Mosaic Blend

TG1	TILE GROUT	Mfg:	Custom Building Products
		Color:	TBD
		Number:	TBD
		Size:	Clear sealer

TE1	TILE EDGING	Mfg:	Schluter Systems
		Stye:	SCHIENE (AE)
		Size:	Verify with Tile Thickness

WT1	WALL TILE	Mfg:	Dal-Tile
		Product	Unity
		Color:	Coffee
		Number:	Modern Liner Mosaic
		Size:	12” x 12”

WT2	WALL TILE	Mfg:	Dal-Tile
		Product	Unity
		Color:	Avorio
		Number:	Modern Liner Mosaic
		Size:	12” x 12”

C1	CARPET	Mfg:	Tandus
		Product	City Walk
		Color:	Curbside [36108]
		Number:	3974
		Size:	36” x 36”

C2	CARPET	Mfq:	Shaw
		Product:	Dye Lab
		Color:	Coffee [41755]
		Number:	5T041
		Size:	24” x 24” tiles

C3	CARPET	Mfq:	Shaw
		Product:	Socialite
		Color:	Grace [66761]
		Number:	5A166
		Size:	12’ Broadloom

C4	WALK-OFF PEDIMAT	Mfq:	CS Pedisystems
		Product:	Pedimat M1
		Color:	Espresso
		Number:	9305
		Size:	Per plans and alignment

CSI	CONCRETE STAIN	Mfg:	Scofield
		Product:	Lithochrome Tintura
		Color	Autumn Honey, or Devon Brown
		Number:	2047 / 1516
		Area	Per plans and alignment

RBI	RUBBER BASE	Mfq:	Roppe
		Product:	700 Series, Standard Cove
		Color	Black Brown
		Number:	193
		Size:	4”

VFI	VINYL FLOORING	Mfq:	Armstrong
		Product:	Rejuvenations
		Color:	Alchemy Ginger
		Number:	380E0
		Size:	Per plans and alignment

GBWF1	GYPSUM BOARD WALL FINISH	Mfq:	-
		Color:	Per paint selection
		Number:	-
		Finish:	Level 4

GBWF2	GYPSUM BOARD WALL FINISH	Mfq:	-
		Color:	Per paint selection
		Number:	-
		Finish:	Levels (lobby +skylights)

ACTI	ACOUSTICAL CEILING TILE	Mfq:	Armstrong
		Product	Dune: Second Look
		Number:	2722
		Type	Angled Tegular (9116 grid)
		Size	24’ x 48”

WCI	WOOD CEILING	Mfq:	Rulon
		Color	Ash
		Number:	GDPXX004 PG 6-12-37D
		Finish:	Nutmeg

WC2	WOOD CEILING	Mfg:	Architectural Surfaces, Inc
		Product	Linwood II
		Type	Butt Joint
		Type	Wood veneer wall &ceiling plank
Western Red Cedar + Stain
		Size	4” (with Quiet Liner)

PTI	PAINT: EXTERIOR	Mfq:	Glidden Professional
		Color	TBD
		Number:	TBD
		Finish:	Eggshell

PT2	PAINT: EXTERIOR	Mfq:	Glidden Professional
		Color:	TBD
		Number:	TBD
		Finish:	Eggshell

PT3	PAINT: INTERIOR	Mfq:	Glidden Professional
		Color:	White on White
		Number:	A0148
		Finish:	Eggshell

PT4	PAINT: INTERIOR	Mfq:	Glidden Professional
		Color:	White on White
		Number:	A0148
		Finish:	Semi-Gloss

SS1	SOLID SURFACE	Mfg:	Avonite
		Series:	-
		Color:	Sky Glass
		Number:	-

SS2	SOLID SURFACE	Mfq:	Avonite
		Series:	Zen
		Color:	Cirrus
		Number:	-

GLAZING:	Glass and glazing shall be clear in Frameless or Storefront, butt-jointed, and following guidelines and tolerances as established by the Glass Association in regards to allowed thicknesses, tolerances, etc. [with 3/8” minimum standard]

DOOR SPECIFICATIONS: Nine foot minimum height, except where not feasible at existing lower ceilings. Product shall be Prefinished wood (Rotary White Birch) with custom stain. Product and alternates are subject to Landlord’s approval of specific material, and at Landlord’s sole discretion.

DOOR HARDWARE: Locks shall be mortised , with matte finish metal such as Brushed Aluminum, Chrome, or approved alternate at Landlord’s sole discretion. Base specification shall be Schlage “Rhodes”.

3001 ORCHARD PARKWAY: BUILDING STANDARD FIXTURES

LABEL	ITEM	MANUFACTURER	MODEL	WIDTH	HEIGHT	DEPTH	FINISH
P.S1	SINK	KOHLER	VERTICYL	19.75”	6.75”	15.625”	WHITE
P.S2	1	FLORESTONE	MSR2424	24”	24”	10”	WHITE
P.F1	FAUCET	KOHLER	GEOMETRIC	3”	5.5”	6.75”	CHROME
P.SD1	SOAP DISPENSER	BOBRICK	B-824	2”	3”	3.5”	VIBRANT ST.STL
P.T1	TOILET	KOHLER	KINGSTON	15.375”	12.75”	27.875”	WHITE
P.T2	TOILET SEAT COVER	KOHLER	SC534	14.75”	2”	18.625”	COTTON
P.T3	FLUSHONETER	KOHLER	K-10673 8,75	4.75”	11.5”	2.25”	CHROME
P.U1	URINAL	KOHLER	DEXTER	13”	21.75”	14.5”	WHITE
P.SH1	SHOWER	KOHLER	FORTE	62”	81.5”	33.5”	TILE PER SCHED.
P.M1	MIRROR	BOBRICK		PER ELEV	54”		SATIN
P.TP1	TOILET PARTITION	SCRANTON	METALLIC	1”	-	-	NICKEL
P.TP2	TOILET PARTITION	SCRANTON	METALLIC	1”	-	-	NICKEL
P.TP3	TOILET PARTITION	SCRANTON	CLASSIC	1”	-	-	LINEN
P.TP4	TOILET PARTITION	SCRANTON	CLASSIC	1”	-	-	LINEN
P.A1	SEAT CVR+S.N+TOILET TISSUE	BOBRICK	819843	17.25”	30.625”	4”	SATIN ST.STL.
P.A2	SEAT CVR+S.N+TOILET TISSUE	BOBRICK	B-357	17.25”	30.625”	4.25”	SATIN ST.STL.
P.A3	SEAT CVR+TOILET TISSUE	BOBRICK	B-3479	17.25”	30.875”	4.25”	SATIN ST.STL.
P.A4	SEAT CVR+TOILET TISSUE	BOBRICK	B-347	17.25”	30.625”	4.25”	SATIN ST.STL.
P.A5	SANITARY NAPKIN	BOBRICK	B-35303	13”	19”	4.25”	SATIN ST.STL.
P.A6	TOILET TISSUE (MULTI)	BOBRICK	B-6997	12.25”	6.25”	4.75”	SATIN ST.STL.
P.A7	SEAT COVER	BOBRICK	B-3013	17.5”	13”	2.5”	SATIN ST.STL.
P.A8	PAPER TOWEL+WASTE	BOBRICK	B-33034	13”	55.125”	3.625”	SATIN ST.STL.
P.A9	UTILITY SHELF	BOBRICK	B-224	36”	6”	8”	SATIN ST.STL.
P.A10	COAT HOOK	BOBRICK	B-542	1.25”	2”	1”	SATIN ST.STL.
P.GB 1	GRAB BAR	BOBRICK	B-5306	VARIES	1.25”	1.25”	SATIN ST.STL.
P.DFI	DRINKING FOUNTAIN	ELKAY	EDFPBMI I7C	33.5”	22”	19”	SATIN ST.STL.

3001 ORCHARD PARKWAY: BUILDING STANDARD LIGHTING FIXTURES

LABEL	MANUFACTURER	MODEL	TYPE	WIDTH	HEIGHT	DEPTH	FINISH
ELS.1	BEGA	8659	LED	6.25”	39.375”	6.25”	GRAPHITE
ELS.2	DELTALIGHT	MNOPOL FEMTO	LED	2.5”	27.5”	5”	ALUMINUM
ELS.3	DELTALIGHT	MONOPOL	LED	2.5”	27.5”	5”	ALUMINUM
EL.1	MAXI LUME	HH4SQ-LED	LED	5.75”	5.5”	7.75”	WHITE
EL.2	FINELITE	HP4-RG	LED	4”	4”	VARIES	WHITE
EL.3	DAYBRITE	DUALED	LED	48’	5”	24”	WHITE
EL.4	PHILIPS	ER44RLDU	EXIT	11.25”	9.5”	.625”	SATIN
EL.5	PRUDENTIAL	P40	LED	4”	4”	VARIES	WHITE
EL.6	SELUX	M36	LED	58.5”	2.75”	1.5”	WHITE
EL.7	RAB	WPLEDC52NW	LED	13”	10.5”	4”	BRONZE
ES.1	LEGRAND: ADORNE	ASOS32014	SENSASWITCH	1.77”	1.77”	-	WHITE
ES.2	LEGRAND: ADORNE	ASTP1532W4	SOFTAP	1.77”	1.77”	-	WHITE
ED.1	LEGRAND: ADORNE	ARTR152W8	DUPLEX	1.77”	1.77”	-	WHITE
ED.2	LEGRAND: ADORNE	AGFTR152W4	GFCI	1.77”	1.77”	-	WHITE
ED.3	LEGRAND: ADORNE	ARPS152W4	ENERGY SAVING	1.77”	1.77”	-	WHITE
ESD.1	SMOKE DETECTOR	KIDDE	SILHOUETTE	5.25”	5.25”	5”	WHITE

EXHIBIT D

HAZARDOUS MATERIALS QUESTIONNAIRE

This Exhibit is attached to and made a part of the Lease by and between CREFII-RCI ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and PROTEINSIMPLE, a Delaware corporation (“Tenant”) for space in the Building located at 3001 Orchard Parkway, San Jose, California.

This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.

1.	PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency):

Standard Industrial Classification Code (SIC):

Street Address:

City, State, Zip Code:

Contact Person & Title:

Telephone Number: ( )	Facsimile

Number: (            )

2.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:

City, State, Zip Code:

Bordering Streets:

Streets to which Premises has Access:

3.	DESCRIPTION OF PREMISES

Floor Area:

Number of Parking Spaces:

Date of Original Construction:

Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes ☐ No ☐ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐	No	☐

City or County Sanitation District	Yes ☐	No	☐

State Department of Health Services	Yes ☐	No	☐

U.S. Nuclear Regulatory Commission	Yes ☐	No	☐

Air Quality Management District	Yes ☐	No	☐

Bureau of Alcohol, Firearms and Tobacco	Yes ☐	No	☐

City or County Fire Department	Yes ☐	No	☐

Regional Water Quality Control Board	Yes ☐	No	☐

Other Governmental Agencies (if yes,	Yes ☐	No	☐

identify: )

If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections VI and VII.

6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises? Yes ☐ No ☐ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/ Substance	Quantity to be Stored on Premises	Storage Method	Amount to be Stored on a Monthly Basis	Maximum Period of Premises Storage

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes ☐ No ☐ If the answer is “yes,” please describe the proposed Premises modifications:

7.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes ☐ No ☐ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ☐ No ☐ If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenants (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ☐ No ☐ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ☐ No ☐ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ☐ No ☐ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ☐ No ☐ If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ☐ No ☐ If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes ☐ No ☐ If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? Yes ☐ No ☐ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes ☐ No ☐ If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes ☐ No ☐ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.	ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ☐ No ☐ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:

Signature
Print Name
Title

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

TENANT’S PROPORTIONATE SHARE:	100% of the Building

TENANT’S BROKER:	Jones Lang LaSalle

LANDLORD’S BROKER:	CBRE

GUARANTOR(S):	There are no guarantors as of the date hereof.

LETTER OF CREDIT:	$2,000,000.00, subject to Section 39.B hereof.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease section pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD:		TENANT:

CREFII-RCI ORCHARD LLC,		PROTEINSIMPLE,
a Delaware limited liability company		a Delaware corporation

By:	RCI Orchard, LLC,
	a Delaware limited liability company,	By:	/s/ Jason Novi
	its Manager	Name: Jason Novi
Its: CFO, VP Operations

By:	/s/ Trevor C. Wilson
Name: Trevor C. Wilson
Its: Manager

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD:		TENANT:

CREFII-RCI ORCHARD LLC,		PROTEINSIMPLE,
a Delaware limited liability company		a Delaware corporation

By:	RCI Orchard, LLC,	By:	/s/ Jason Novi
	a Delaware limited liability company,	Name: Jason Novi
	its Manager	Its: CFO, VP Operations

By:	/s/ Trevor C. Wilson
Name: Trevor C. Wilson
Its: Manager

D-1